UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2008 (April 8, 2008)

CARE INVESTMENT TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of Incorporation)

001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10017 (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 8, 2008, the Care Investment Trust Inc. (the “Company”) awarded F. Scott Kellman, the Company’s Chief Executive Officer, 35,000 restricted stock units that will vest, subject to Mr. Kellman’s continued employment with CIT Healthcare LLC, the Company’s external manager, as to 50% of the award on the third anniversary of the grant date and, as to the remaining 50% of the award, on the fourth anniversary of the grant date. The award was granted pursuant to a Restricted Stock Unit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Company's general form of Restricted Stock Unit Agreement is attached hereto as Exhibit 10.2

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed or furnished as part of this Report to the extent described in Item 5.02.

Exhibit No.	Description of Document
10.1	Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan
10.2	Form of Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2008	CARE INVESTMENT TRUST INC.
	By:	/s/ Robert O’Neill
	Name:	Robert O’Neill
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan
10.2	Form of Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan